                                                                    EXHIBIT 99.1


                                                               IMMEDIATE RELEASE


BERKSHIRE HILLS BANCORP, INC. REPORTS FIRST QUARTER EARNINGS


PITTSFIELD, MA - April 23, 2003 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX: BHL), the holding company for Berkshire Bank (the "Bank"), today reported diluted earnings per share of $0.32 for the quarter ended March 31, 2003, compared to $0.29 for the same quarter last year, an increase of 10.3%.

Net income totaled $1.82 million for the first quarter of 2003, compared to $1.76 million for the first quarter of 2002, an increase of 3.6%. This increase was primarily attributed to lower operating expenses and a lower provision for loan losses resulting from improvement in the Bank's credit risk profile. The improvement in credit quality was primarily due to the December 2002 sale of $69.7 million of sub-prime automobile loans and improving credit quality trends overall.

Dividend Declared

The Company also reported that the Board of Directors declared a quarterly cash dividend of $0.12 per common share. The dividend is payable on May 23, 2003 to shareholders of record at the close of business on May 8, 2003.

First Quarter Highlights

o The Company's operating expenses declined 5.0% to $8.7 million from $9.1 million for the same period last year.

o The Bank purchased $59.4 million of one-to four-family residential mortgage loans funded by the proceeds from the sale of the sub-prime automobile loans.

o The Company continued its fifth 5% stock repurchase program, purchasing 146,200 shares at an average price of $22.86.

o The Bank's Asset Management/Trust Group added 28 new relationships with assets totaling $18.9 million.

o The Bank sold $1.6 million in equity securities resulting in a gain of $524,000, net of taxes, as the Bank continued to reduce its exposure to the equity markets.

o In March, the Bank recorded a charge of $515,000, net of taxes, due to the state eliminating the dividend received deduction for dividends received from the Company's real estate investment trust ("REIT") subsidiary, effective for the tax years beginning in 1999. Due to the loss of this dividend received deduction, the Company anticipates its effective tax rate to be approximately 37% in 2003.

Management Comments

"I am pleased with the Company's first quarter performance. We believe the decisive steps taken over the last 180 days are on track to create a more valuable franchise. The strategy deployed at the beginning of the year has been effective and we have every reason to believe that this momentum will continue throughout the year," stated Michael P. Daly, President and Chief Executive Officer.


Financial Condition

Assets totaled $1.06 billion at March 31, 2003 compared to $1.05 billion at December 31, 2002, an increase of $14.9 million. This growth was primarily due to an increase in loans, which increased $66.9 million to $790.0 million at March 31, 2003, with most of this increase due to the purchase of one-to four-family residential mortgage loans. These purchased loans consisted primarily of adjustable rate mortgages with the coupon rate fixed for the first three and seven years, respectively and, to a lesser extent, 15 year fixed rate mortgages. These purchased loans have a weighted average yield of 4.0% and a weighted average duration of 2.3 years, utilizing current market prepayment assumptions.

Non-performing assets were $3.9 million at March 31, 2003, a decline of $1.4 million from December 31, 2002. The Bank held no foreclosed real estate at March 31, 2003 compared to $1.5 million at December 31, 2002, as the Bank sold one commercial property in the first quarter.

Non-performing loans were $3.9 million, $3.7 million and $2.5 million at March 31, 2003, December 31, 2002, and September 30, 2002, respectively. The increase from September 30, 2002 was largely attributable to the placement of one commercial loan relationship totaling $1.7 million on non-accrual status, as previously discussed in the Company's annual report form 10-K for 2002. At the end of the first quarter of 2003, this relationship was current in accordance with its terms.

The balance of sub-prime automobile loans totaled $17.2 million at March 31, 2003, down $1.0 million from $18.2 million at December 31, 2002. The allowance for loan losses allocated for sub-prime automobile loans totaled $2.8 million at March 31, 2003 compared to $3.1 million at December 31, 2002.

The ratio of loans delinquent 30 days or more to total loans was 0.94%, 1.40% and 1.76% at March 31, 2003, December 31, 2002 and March 31, 2002, respectively.

The allowance for loan losses totaled $10.3 million, representing 1.31% of total loans at March 31, 2003 compared to $10.3 million, or 1.43% of total loans at December 31, 2002.

The Company's tangible book value per share at March 31, 2003 and December 31, 2002 was $18.07 and $18.00, respectively.

Results of Operations

Net income totaled $1.82 million for the first quarter of 2003 compared to $1.76 million for the same quarter last year. Net interest income was $9.1 million for the first three months of 2003, a decrease of $1.4 million compared to the same period last year. The principal reasons for this decline were the December 2002 sale of $69.7 million of higher yielding sub-prime automobile loans, the proceeds of which were temporarily placed in short-term investments and the continued high prepayment rate on residential mortgage loans and mortgage-backed securities. As a result, the Company's net interest margin was 3.67% for the first quarter of 2003 compared to 4.49% for the same quarter last year.

The provision for loan losses totaled $325,000 for the three months ended March 31, 2003, a decrease of $1.2 million from $1.5 million for the same period in 2002. This decrease was primarily due to the improvement in the Bank's credit risk profile, largely due to the sale of sub-prime automobile loans and improvement in other credit quality trends. Net loan charge-offs totaled $284,000 at March 31, 2003, a decrease of $1.5 million from $1.8 million at March 31, 2002.

Noninterest income increased $817,000 to $3.6 million for the quarter ended March 31, 2003 from the same period last year. This increase was primarily the result of an $840,000 net gain on the sale of securities in the first quarter of 2003 compared to a net loss of $20,000 last year.

Operating expenses totaled $8.7 million for the first three months of 2003, a decrease of $451,000, or 5.0%, from $9.1 million for the first three months of 2002. The decrease in operating expenses was primarily due to a reduction of $242,000 in salaries and benefits expense related to the management reorganization that occurred in the fourth quarter of 2002 and a $362,000 decrease in foreclosed real estate and other loan expenses, $325,000 of which was associated with the repossession and sale of those automobiles. Expenses associated with the Bank's automobile repossession and sales activities are expected to continue to decline due to the substantial reduction in the amount of sub-prime automobile loans. Partially offsetting these decreases were increases of $44,000 relating to the interest expense associated with the REIT charge and a $69,000 decrease in minority interests.

On March 5, 2003, legislation was enacted in Massachusetts, eliminating the state tax deduction on dividends received from a REIT, retroactive to tax years beginning in 1999. As a result, the Company has ceased recording tax benefits associated with the dividends received deduction effective for the 2003 tax year and accrued $515,000 during the first quarter of 2003, representing the amount of tax benefits realized by the Company through the dividends received deduction through December 31, 2002, partially offset by the estimated impact of the expected deductibility for federal income tax purposes of any amounts assessed by Massachusetts. The Company has appealed the state's assessment.

Michael P. Daly, President and Chief Executive Officer and Wayne F. Patenaude, Senior Vice President, Treasurer and Chief Financial Officer, will host a conference call at 10:00 A.M.

on Thursday, April 24, 2003. This conference call will include forward-looking information and may include other material information. Persons wishing to access the conference call may do so by dialing 1-800-319-9003, and use access code 631974. A series of tables and graphs related to the topics to be discussed in the conference call will be available on the Bank's website, www.berkshirebank.com beginning at approximately 9:30 A.M. on April 24, 2003. Replays of the conference call will be available beginning April 24, 2003 at 1:00 P.M. (ET) through May 2, 2003 at 12:00 A.M. (ET) by dialing 1-888-203-1112, using access code 631974. If you have difficulty accessing the material, please contact Rose Borotto at 413-236-3144.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with 11 branch offices serving communities throughout Berkshire County. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers.

This press release may contain certain forward-looking statements with regard to the Company's prospective performance and strategies within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, and describe future plans, strategies, and expectations of the Company, are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or other similar expressions. The Company's ability to predict results, or the actual effects of its plans and strategies, are inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: the price of loans or other assets sold by the Bank in the future; changes in market interest rates, general economic conditions, legislation, and regulation; changes in the monetary and fiscal policies of the U.S. Government; changes in the quality or composition of the loan and investment portfolios; changes in deposit flows, competition, and demand for financial services and loan, deposit, and investment products in the Company's local markets; changes in local real estate values; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing, and services.

Specific factors that could cause future results to vary from current management expectations are detailed from time to time in the Company's SEC filings.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the

Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

News contact: Wayne F. Patenaude 413-236-3195


                BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                       Unaudited
                                                                           At
                                                              ------------------------------

                                                                Mar. 31,           Dec. 31,
                                                              ------------------------------
                                                                  2003                2002
-------------------------------------------------------------------------       ------------
                                                                       (In thousands)

ASSETS:
   Cash and due from banks                                    $    15,073       $    17,258
   Short term investments                                           2,104            43,397
                                                              -----------       -----------
       Total cash and cash equivalents                             17,177            60,655
   Securities available for sale, at fair value                   151,902           173,169
   Securities held to maturity, at amortized cost                  55,901            44,267
   Federal Home Loan Bank stock, at cost                            7,440             7,440
   Savings Bank Life Insurance stock, at cost                       2,043             2,043
   Loans                                                          789,897           723,022
   Allowance for loan losses                                      (10,349)          (10,308)
                                                              -----------       -----------
        Net loans                                                 779,548           712,714
   Premises and equipment, net                                     13,107            13,267
   Foreclosed real estate                                           -                 1,500
   Accrued interest receivable                                      5,336             5,125
   Goodwill and other intangibles (1)                              10,385            10,435
   Net deferred tax assets                                          3,111             2,185
   Other assets                                                    15,098            13,315
                                                              -----------       -----------
        TOTAL ASSETS                                          $ 1,061,048       $ 1,046,115
                                                              ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
   Deposits                                                   $   791,120       $   782,360
   Federal Home Loan Bank advances                                136,783           133,002
   Securities sold under agreements to repurchase                    -                  700
   Loans sold with recourse                                           965             1,201
   Accrued expenses and other liabilities (1)                      11,011             5,846
                                                              -----------       -----------
        Total liabilities                                         939,879           923,109
                                                              -----------       -----------
   Minority interests                                               2,340             2,438
   Stockholders' Equity:
     Preferred stock ($.01 par value; 1,000,000 shares               -                  -
     authorized; none issued or outstanding)
     Common stock ($.01 par value; 26,000,000 shares
     authorized; shares issued: 7,673,761 at March 31, 2003
     and December 31, 2002; shares outstanding: 6,000,862
     at March 31, 2003 and 6,117,134 at December 31, 2002)             77                77
   Additional paid-in capital                                      75,302            74,632
   Unearned compensation                                           (9,662)           (9,535)
   Retained earnings (1)                                           81,129            80,010
   Accumulated other comprehensive income                           4,950             5,542
   Treasury stock at cost (1,672,899 shares at March 31, 2003
     and 1,556,627 shares at December 31, 2002)                   (32,967)          (30,158)
                                                              -----------       -----------
     Total stockholders' equity                                   118,829           120,568
                                                              -----------       -----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $ 1,061,048       $ 1,046,115
                                                              ===========       ===========

(1) For the period ended December 2002, the information reflects the adoption of SFAS 147. The impact resulted in increases to goodwill of $497,000, deferred taxes of $169,000, and $328,000 to retained earnings.




                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------
                                                                        Unaudited
                                                                     Three Months Ended
                                                         ----------------------------------

                                                             Mar. 31,           Mar. 31,
                                                              2003                2002
                                                         -------------      --------------
                                                        (In thousands, except per share data)


INTEREST AND DIVIDEND INCOME:
    Bond interest                                        $       1,572      $        1,256
    Stock dividends                                                263                 290
    Short-term investment interest                                  84                  57
    Loan interest                                               11,982              14,957
                                                         -------------      --------------
        TOTAL INTEREST AND DIVIDEND INCOME                      13,901              16,560
                                                         -------------      --------------
INTEREST EXPENSE:
    Interest on deposits                                         3,758               4,664
    Interest on FHLB advances and other borrowings               1,063               1,422
                                                         -------------      --------------
         TOTAL INTEREST EXPENSE                                  4,821               6,086
                                                         -------------      --------------
         NET INTEREST INCOME                                     9,080              10,474
PROVISION FOR LOAN LOSSES                                          325               1,510
                                                         -------------      --------------
    NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          8,755               8,964
NON-INTEREST INCOME:
    Customer service fees                                          556                 447
    Trust Department fees                                          436                 487
    Loan fees                                                       48                 200
    Gain/ (Loss) on sale of securities, net                        840                 (20)
    License maintenance and processing fees                      1,141               1,077
    License sales and other fees                                   480                 364
    Other  income                                                   60                 189
                                                         -------------      --------------
         TOTAL NON-INTEREST INCOME                               3,561               2,744
                                                         -------------      --------------

OPERATING EXPENSE:
    Salaries and benefits                                        5,286               5,528
    Occupancy and equipment                                      1,381               1,418
    Marketing and advertising                                      103                  88
    Data processing                                                221                 190
    Professional services                                          248                 299
    Office supplies                                                206                 183
    Foreclosed real estate and other loans, net                    121                 483
    Amortization of other intangibles (1)                           51                  51
    Minority interests                                             (98)               (167)
    Other expenses                                               1,132               1,029
                                                         -------------      --------------
         TOTAL OPERATING EXPENSE                                 8,651               9,102
                                                         -------------      --------------
         INCOME BEFORE TAXES                                     3,665               2,606
    Provision for income taxes (1)                               1,843                 848
                                                         -------------      --------------
         NET INCOME                                      $       1,822      $        1,758
                                                         =============      ==============


Earnings per share:
    Basic                                                $        0.34      $         0.32
    Diluted                                              $        0.32      $         0.29
Weighted average shares outstanding:
    Basic                                                        5,357               5,540
    Diluted                                                      5,731               5,963


(1) For the quarter ended March 31, 2002, the information reflects the adoption of SFAS 147. The impact for the quarter, and every quarter in 2002 thereafter, resulted in a decrease of $124,000 in amortization expense, and an increase of $42,000 in the provision for income taxes.



                  BERKSHIRE HILLS BANCORP, INC AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Unaudited
                                                                                           Quarters Ended
                                                                --------------------------------------------------------------------
                                                                   Mar. 31,     Dec. 31,      Sept. 30,     June 30,     Mar. 31,
                                                                     2003         2002          2002          2002         2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands, except per share data)

INTEREST AND DIVIDEND INCOME:
    Residential mortgage                                        $   4,030         3,896         3,969        3,975         3,951
    Commercial real estate                                          2,607         2,521         2,411        2,296         2,348
    Commercial                                                      2,544         2,559         2,820        2,905         2,893
    Indirect automobile loans                                       1,920         2,686         4,365        4,625         4,759
    Other consumer                                                    880           967           986          973         1,006
                                                                --------------------------------------------------------------------
        Total interest on loans                                    11,981        12,629        14,551       14,774        14,957
    Securities                                                      1,770         1,721         1,711        1,583         1,465
    Federal Home Loan Bank                                             66            70            68           63            81
    Short-term investments                                             84           129           121          148            57
                                                                --------------------------------------------------------------------
        Total interest and dividend income                         13,901        14,549        16,451       16,568        16,560
INTEREST EXPENSE:
    Deposits                                                        3,758         4,221         4,425        4,467         4,664
    Borrowings                                                      1,063         1,326         1,467        1,436         1,422
                                                                --------------------------------------------------------------------
         Total interest expense                                     4,821         5,547         5,892        5,903         6,086
                                                                --------------------------------------------------------------------
         Net interest income                                        9,080         9,002        10,559       10,665        10,474
Provision for loan losses                                             325         2,305         1,050        1,315         1,510
                                                                --------------------------------------------------------------------
    Net interest income after provision for loan losses             8,755         6,697         9,509        9,350         8,964
                                                                --------------------------------------------------------------------
NON-INTEREST INCOME:
    Customer service fees                                             556           567           557          662           447
    Trust Department fees                                             436           431           411          467           487
    Net security gains(losses)                                        840        14,507           (29)          12           (20)
    License maintenance and sales fees                              1,621         1,739         2,173        1,638         1,441
    Loss on sale of loans                                               -       (10,702)            -            -             -
    Loss on impairment of other assets                                  -        (1,262)            -            -             -
    Penalty on prepayment of borrowings                                 -        (1,067)            -            -             -
    Other non-interest income                                         108           115           148          307           389
                                                                --------------------------------------------------------------------
         Total non-interest income                                  3,561         4,328         3,260        3,086         2,744
                                                                --------------------------------------------------------------------
NON-INTEREST EXPENSE:
    Salaries and benefits                                           5,286        12,227         5,411        5,322         5,528
    Occupancy and equipment                                         1,381         1,356         1,236        1,278         1,418
    Professional and outside service fees                             248           442           337          306           299
    Marketing and advertising                                         103           259           177          124            88
    Data processing                                                   221           264           148          156           190
    REO and other loan expenses                                       121         1,429           581          757           483
    Amortization of other intangibles                                  51            51            51           51            51
    Other non-interest expense                                      1,240         1,717         1,379        1,150         1,045
                                                                --------------------------------------------------------------------
         Total non-interest expense                                 8,651        17,745         9,320        9,144         9,102
                                                                --------------------------------------------------------------------
         Income before income tax expense                           3,665        (6,720)        3,449        3,292         2,606
         Income tax resulting from REIT disallowance                  487             -             -            -             -
Provision for income taxes                                          1,356        (2,513)        1,123        1,072           848
                                                                --------------------------------------------------------------------
         NET INCOME                                             $   1,822      $ (4,207)      $ 2,326      $ 2,220       $ 1,758
                                                                --------------------------------------------------------------------
Basic earnings per share                                        $    0.34      $  (0.78)      $  0.43      $  0.41        $ 0.32
Diluted earnings per share                                      $    0.32      $  (0.78)      $  0.40      $  0.38        $ 0.29

Average shares:
Basic                                                               5,357         5,370         5,378        5,455         5,540
Diluted                                                             5,731         5,370         5,850        5,906         5,963




                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                              NON-PERFORMING ASSETS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Unaudited
                                                                                                   At
                                                                  ------------------------------------------------------------------
                                                                   Mar. 31,       Dec. 31,      Sept. 30,     June 30,      Mar. 31,
                                                                     2003           2002          2002          2002          2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              (In thousands)

Non-accrual loans:
    Residential mortgage                                                 220           230           166          169           961
    Commercial real estate                                               167             -             -           60            60
    Commercial                                                         2,641         2,850         1,490        1,612         1,806
    Indirect automobile loans                                            706           593           759          448           372
    Other consumer                                                       148            68            99           95            70
                                                                  ------------------------------------------------------------------
        Total non-accrual loans                                        3,882         3,741         2,514        2,384         3,269
Real estate owned ("REO"), net of allowance for losses                     -         1,500         2,000        2,000         2,000
        Total non-performing assets                                    3,882         5,241         4,514        4,384         5,269

Non-performing loans as a percentage of total loans                    0.49%         0.52%         0.32%        0.30%         0.42%
Non-performing assets as a percentage of total loans
   and REO                                                             0.49%         0.72%         0.57%        0.55%         0.67%
Allowance for loan losses as a percentage of
   non-performing loans                                              266.59%       275.54%       424.66%      460.01%       329.12%
Allowance for loan losses as a percentage of total loans               1.31%         1.43%         1.36%        1.37%         1.37%
Net charge-offs as a percentage of total loans                         0.04%         0.37%         0.17%        0.14%         0.23%
------------------------------------------------------------------------------------------------------------------------------------


                                                                                          Quarters Ended
                                                                  ------------------------------------------------------------------
                                                                   Mar. 31,       Dec. 31,      Sept. 30,     June 30,      Mar. 31,
PROVISION AND ALLOWANCE FOR LOAN LOSSES                              2003          2002           2002          2002          2002
------------------------------------------------------------------------------------------------------------------------------------

Balance at beginning of period                                       10,308        10,676        10,962       10,759        11,034
Charge-offs                                                          (1,111)       (3,174)       (1,840)      (1,925)       (3,089)
Recoveries                                                              827           501           504          813         1,304
                                                                  ------------------------------------------------------------------
    Net loan charge-offs                                               (284)       (2,673)       (1,336)      (1,112)       (1,785)
Provision for loan losses                                               325         2,305         1,050        1,315         1,510
                                                                  ------------------------------------------------------------------
Balance at end of period                                             10,349        10,308        10,676       10,962        10,759
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Quarters Ended
                                                                  ------------------------------------------------------------------
                                                                   Mar.  31,      Dec. 31,      Sept. 30,     June 30,      Mar. 31,
NET LOAN (CHARGE-OFFS) RECOVERIES                                    2003           2002          2002          2002          2002
------------------------------------------------------------------------------------------------------------------------------------
Residential mortgage                                                       -             -             -            -             -
Commercial real estate                                                     -             -          (150)           -         (360)
Commercial loans                                                         399          (196)           18          (80)          (8)
Consumer loans (1)                                                      (683)       (2,477)       (1,204)      (1,032)      (1,417)
                                                                  ------------------------------------------------------------------
         Total                                                          (284)       (2,673)       (1,336)      (1,112)      (1,785)
------------------------------------------------------------------------------------------------------------------------------------
(1) Consists primarily of automobile loans


            BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
                       SELECTED FINANCIAL RATIOS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                Unaudited
                                                                                     At or for the three months ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Mar. 31,     Dec. 31,       Sept. 30,     June 30,      Mar. 31,
                                                                   2003          2002           2002          2002          2002
                                                               ---------------------------------------------------------------------
                                                                               (In thousands, except per share data)
Performance Ratios (1):
    Return (loss)on average assets                                 0.70%        (1.47%)        0.88%        0.85%         0.68%
    Return (loss)on average stockholders' equity                   6.06%       (12.09%)        6.76%        6.39%         5.09%
    Return (loss)on average tangible stockholders' equity          6.33%       (13.14%)        7.31%        6.92%         5.51%
    Net interest margin to average earning assets (2)              3.67%         3.89%         4.21%        4.36%         4.49%
    Noninterest income to average assets (3)                       1.04%         1.06%         1.24%        1.18%         1.08%
    Noninterest expense to average  assets (4)                     3.31%         3.85%         3.52%        3.50%         3.79%
    Average earning assets to average assets                      94.67%        94.88%        94.90%       93.63%        93.62%
    Efficiency ratio  (3)  (4)                                    73.31%        87.27%        68.20%       67.46%        69.80%

Asset Quality Ratios (5):
    Non-performing loans                                       $  3,882      $  3,741      $  2,514     $  2,384      $  3,269
    Foreclosed real estate                                     $  -          $  1,500      $  2,000     $  2,000      $  2,000
    Non-performing assets                                      $  3,882      $  5,241      $  4,514     $  4,384      $  5,269
    Net charged-off loans to total loans                          0.04%         0.37%         0.17%        0.14%         0.23%
    Nonperforming loans to total loans                            0.49%         0.52%         0.32%        0.30%         0.42%
    Nonperforming assets to total loans and REO                   0.49%         0.72%         0.57%        0.55%         0.67%
    Nonperforming assets to total assets                          0.37%         0.50%         0.42%        0.42%         0.51%
    Allowance for loan losses to non-performing loans           266.59%       275.54%       424.66%      460.01%       329.12%
    Allowance for loan losses to total loans                      1.31%         1.43%         1.36%        1.37%         1.37%

Capital Ratios (5):
    Stockholders' equity to total assets                         11.20%        11.53%        12.48%       12.96%        13.30%
    Tier I capital to average adjusted assets                    10.00%        10.30%        10.82%       10.49%        10.68%
    Tier I capital to risk weighted assets                       13.02%        13.45%        12.97%       12.73%        12.95%
    Total capital to risk weighted assets                        14.67%        15.19%        15.32%       15.38%        15.75%

Other data (5):
    Book value per share                                       $ 19.80       $  19.71      $  21.78     $  22.00      $ 21.93
    Tangible book value per share                              $ 18.07       $  18.00      $  20.08     $  20.29      $ 20.25
    Stock price:
          High                                                 $ 24.00       $  25.25      $  27.25     $  26.20      $ 22.20
          Low                                                  $ 21.86       $  22.94      $  20.99     $  21.98      $ 19.65
          Close                                                $ 23.00       $  23.55      $  23.50     $  26.20      $ 22.15

(1) Ratios are annualized for the three months ended March 31, 2003 and 2002
(2) Adjusted for impact of the forfeiture of $758,000 in interest income upon the sale of subprime automobile loans in December 2002
(3) Excludes net securities gains/losses, and excludes charges related to the sale of subprime automobile loans and other restructuring charges in the fourth quarter of 2002
(4) Excludes severance costs and other restructuring charges in the fourth quarter of 2002
(5) End of period prices and values


                 BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
              AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)


                                                                                 Unaudited
                                                                              Quarters ended
                                             Mar. 31, 2003                      Dec. 31, 2002                     Mar. 31, 2002
                                       ---------------------------------------------------------------------------------------------
                          Average                Yield/     Average             Yield/    Average               Yield/
                          Balance    Interest     Rate      Balance  Interest   Rate     Balance    Interest    Rate
------------------------------------------------------------------------------------------------------------------------------------
                                                                             (In thousands)
Earning assets:
Short-term investments                 $   22,799      84    1.47%       32,069       129     1.61%      19,381        57     1.18%
Securities (2)                            209,232   1,769    3.38%      185,563     1,721     3.71%     110,293     1,465     5.31%
Federal Home Loan Bank                      7,440      66    3.55%        7,440        70     3.76%       7,044        81     4.60%
Loans:
  Residential mortgage                    265,884   4,031    6.06%      238,419     3,896     6.54%     229,977     3,951     6.87%
  Commercial real estate                  160,907   2,607    6.48%      146,922     2,521     6.86%     127,776     2,348     7.35%
  Commercial                              168,246   2,544    6.05%      171,544     2,559     5.97%     172,714     2,893     6.70%
  Indirect automobile loans                94,953   1,920    8.09%      160,256     2,686     6.70%     208,512     4,759     9.13%
  Other consumer                           59,769     880    5.89%       60,282       967     6.42%      57,241     1,006     7.03%
                                       ------------------             -------------------            --------------------

    Total loans                           749,759  11,982    6.39%      777,424    12,629     6.50%     796,220    14,957     7.51%
                                       ------------------             -------------------            --------------------
    Total earning assets                  989,230  13,901    5.62%    1,002,496    14,549     5.81%     932,938    16,560     7.10%
Other assets                               55,681                        72,247                          94,465
                                       ----------                     ----------                     ----------
    Total assets                        1,044,911                     1,059,984                       1,027,403
                                       ==========                     =========                      ==========

Funding liabilities:
Deposits:
  Non-interest-bearing deposits            86,304     -                  85,037         -         -      78,117         -
  Savings, NOW and money market           364,525     924    1.01%      374,129     1,209     1.29%     346,181     1,316     1.52%
                                       ------------------             -------------------            --------------------
    Total core deposits                   450,829     924    0.82%      459,166     1,209     1.05%     424,298     1,316     1.24%
    Certificates of deposit               335,173   2,834    3.38%      329,284     3,012     3.66%     311,611     3,348     4.30%
                                       ------------------             -------------------            --------------------
    Total deposits                        786,002   3,758    1.91%      788,450     4,221     2.14%     735,909     4,664     2.54%
                                       ------------------             -------------------            --------------------
  Federal Home Loan Bank advances         131,124   1,062    3.24%      137,059     1,321     3.86%     137,963     1,414     4.10%
  Repurchase Agreements                       356       1    1.12%        1,161         5     1.72%       1,810         8     1.77%
                                       ------------------             -------------------            --------------------
    Total borrowings                      131,480   1,063    3.23%      138,219     1,326     3.84%     139,773     1,422     4.07%
                                       ------------------             -------------------            --------------------
    Total funding liabilities             917,482   4,821    2.10%      926,670     5,547     2.39%     875,682     6,086     2.78%
Other liabilities                           4,773                         2,933                           9,431
                                       ----------                     ---------                      ----------
    Total liabilities                     922,255                       929,602                         885,113
Minority interests                          2,418                         2,624                           3,070
Stockholders' Equity                      120,238                       127,758                         139,220
                                       ----------                     ---------                      ----------
    Total liabilities and equity        1,044,911                     1,059,984                       1,027,403
                                       ==========                     =========                       =========
Net interest income/spread                          9,080    3.52%                  9,002     3.41%                10,474     4.32%
Net interest margin/Avg earning assets                       3.67%                            3.59%                           4.49%

(1) Average yields earned and rates paid are annualized.
(2) Average balances and yields for securities available for sale are based on amortized cost.